Exhibit 99.1

SUPPLEMENTAL RETENTION AGREEMENT

THIS SUPPLEMENTAL RETENTION AGREEMENT (the “Agreement”) is made and entered into by and between Cingular Wireless LLC (“Cingular” or the “Company”) and Thaddeus Arroyo, Chief Information Officer (“Executive”):

AGREEMENT

In consideration of the compensation paid to Executive hereunder, the covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and Cingular agree as follows:

SECTION 1. PURPOSE The purposes of the Agreement are (i) to provide a financial incentive to retain Executive within the employment of Cingular (“Retention Payment”) and (ii) to receive certain other covenants from Executive.

This Agreement provides benefits in addition to the benefits provided under the Retention and Severance Agreement dated February 18, 2004 between Executive and the Company.

SECTION 2. RETENTION PAYMENT

(a) RETENTION DATE AND ELIGIBILITY FOR RETENTION PAYMENT Executive agrees to continue active employment with Cingular through September 30, 2007 (the “Retention Date”). A Retention Payment shall be paid to Executive if: (a) Executive remains in active employment with Cingular on the Retention Date, (b) all other terms and conditions of this Retention Agreement are met and (c) Executive signs and returns this Agreement to Cingular within the time specified by Cingular. Satisfaction of all of these requirements shall be a condition precedent to any payment of the Retention Payment.

(b) RETENTION PAYMENT If Executive is eligible on the Retention Date as provided in Section 2(a) and Section 2(c) of this Retention Agreement, Executive will receive a Retention Payment in the amount of: $150,000.

The Retention Payment shall be payable as soon as administratively practicable after such Retention Date and all terms and conditions of this Agreement are satisfied. The Retention Payment under this Agreement shall be excluded in determining benefits under any pension, retirement, savings, disability, death or other benefit plans of Cingular, whether qualified or non-qualified. The Retention Payment under this Agreement shall be unfunded and shall be payable only from the general assets of Cingular. The department in which Executive is in active employment on the Retention Date shall be responsible for any payment.

(c) PERFORMANCE CRITERIA The Retention Payment shall be contingent upon (1) Executive remaining an active employee of Cingular through Retention Date, (2)

Executive achieving a satisfactory performance rating (as determined by Cingular in its sole discretion) through the Retention Date, (3) Executive signing, submitting and not revoking a Release waiving the right to pursue any and all claims against Cingular, its officers, directors, attorneys, agents and employees (substantially in the form of the Release attached as Exhibit A hereto) prior to his receipt of the Retention Payment, (4) Executive’s honoring, abiding by and not violating the covenants contained in Section 3 and (5) satisfaction of all other terms of this Agreement.

For purposes of determining whether Executive remains in active employment through the Retention Date, Executive understands that after signing this Agreement, he will not be eligible for a Retention Payment if:

•	Executive’s active employment with Cingular terminates or is terminated for any reason before his Retention Date, including commencement of a leave of absence; or

•	Executive fails to maintain satisfactory performance of his job as determined by Cingular in its sole discretion, through the Retention Date as provided in Section 2(d) below.

Notwithstanding the foregoing, Cingular shall pay a pro-rated payment to Executive (based on the number of months of active employment with Cingular during the thirty-six (36) month period ending on the Retention Date) if Executive’s active employment terminates prior to the Retention Date in the event of: (a) Executive’s death, (b) Executive’s commencement of Long Term Disability under Cingular’s long term disability plan, (c) an involuntary termination of Executive’s employment other than for “Cause”, or (d), subject to approval by Cingular within its sole discretion, Executive’s retirement from Cingular on a date acceptable to Cingular.

For this purpose, Cause shall mean Executive’s (i) engaging in an act (or acts) of willful dishonestly involving Cingular or its affiliated companies or their business(es) that is demonstrably injurious to Cingular or its affiliated companies; (ii) refusal or failure to attempt to follow reasonable instructions of Cingular’s Board of Directors/Strategic Review Committee or its Chief Executive Officer or Chief Operating Officer; or (iii) conviction of a crime classified as a felony.

(d) SATISFACTORY PERFORMANCE Executive understands that to remain eligible for the Retention Payment, Executive must maintain the satisfactory performance of his job, as determined by Cingular, in its sole discretion, through the Retention Date. Executive further understands and agrees that if he gives notice to Cingular of his intention to resign his employment after his Retention Date and Cingular hires a replacement for his position prior to the Retention Date, the criteria for satisfactory performance of Executive’s job will include Executive’s cooperation in the training of his replacement if such cooperation is requested by Cingular.

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(e)	NATURE OF AGREEMENT No person other than Executive shall have any claim to any Retention Payment. Cingular has only a contractual obligation to make payment to Executive as otherwise provided under this Agreement.

(f) TAXES Payment under the Retention Agreement shall be subject to reporting and withholding of federal, state or local taxes as required by law.

(g) ASSIGNMENT Notwithstanding anything to the contrary contained in this Retention Agreement, Cingular shall have the right to assign this Retention Agreement.

(h) EMPLOYMENT AT WILL Executive understands and acknowledges that Executive’s employment by Cingular is on an at-will basis, and may be terminated at any time by Cingular or by Executive. Executive’s execution of this Agreement and agreement to its terms does not alter this at-will status, nor entitle Executive to any particular salary, benefits, position, employment terms, working conditions or opportunities other than the Retention Payment specified in Section 2(b), above. All other terms and conditions of employment, compensation and benefits may be changed at any time, and such changes will not relieve Executive of any of his obligations under this Agreement.

SECTION 3. EXECUTIVE COVENANTS In exchange for the consideration provided to Executive under this Agreement, Executive agrees to abide by and honor the following covenants. It is expressly understood by the parties to this Agreement that by executing this Agreement, Executive is required to abide by and honor these covenants even in the event that Executive does not remain actively employed through the Retention Date within the meaning of Sections 2(a) and 2(d) of this Agreement.

(a) Trade Secrets and Confidential Information: (1) Definitions. The following definitions shall apply to this Retention Agreement:

“Trade Secrets” means all secret, proprietary or confidential information regarding Cingular or Cingular activities that fits within the definition of “trade secrets” under the Georgia Trade Secrets Act. Without limiting the foregoing or any definition of Trade Secrets, Trade Secrets protected hereunder shall include all source codes and object codes for Cingular software, client and prospective client lists and identification information and marketing sales plans and information to the extent that such information fits within protections of the Georgia Trade Secrets Act. Nothing in this Retention Agreement is intended, or shall be construed, to limit the definitions, protections or remedies of the Georgia Trade Secrets Act or any other applicable law protecting trade secrets or other confidential information. This definition shall not limit any definition of “trade secrets” or any equivalent term under the Georgia Trade Secrets Act or any other state, local or federal law. Trade Secrets shall not include (i) information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of Cingular; (ii) information that is filed with the Securities and Exchange Commission (“SEC”) and is not subject to a request for confidential treatment made to the SEC or

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any other government agency or authority; or (iii) information that becomes, or has become, available to Executive from a source other than Cingular, SBC Communications, Inc. (“SBC”) or BellSouth Corporation (“BellSouth”), provided that such source is not known by Executive to be bound by a confidentiality agreement or other obligation of confidentiality to Cingular or its representatives or Affiliated Companies.

“Confidential Information” means all information regarding Cingular, Cingular’s activities, Cingular’s business or Cingular’s customers or Affiliated Companies that is not generally known to persons not employed (as employees or independent agents) by Cingular, that is not generally disclosed by Cingular practice or authority to persons not employed by Cingular, SBC or BellSouth and is the subject of reasonable efforts to keep it confidential but does not rise to the level of a Trade Secret. To the extent that such information does not rise to the level of a Trade Secret, Confidential Information shall include, but not be limited to, product concepts, service concepts, production techniques, service techniques, technical information regarding Cingular products or services, production processes and product/service development, operations techniques, product/service formulas, information concerning Cingular techniques for use and integration of products/services, current and future development and expansion or contraction plans of Cingular, SBC or BellSouth, sale/acquisition plans and contacts, marketing plans and contacts, customer profile information, customer activity information, current and prospective customer identification information, information concerning the legal affairs of Cingular and certain information concerning the strategy, tactics and financial affairs of Cingular. “Confidential Information” shall not include (i) information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of Cingular; (ii) information that is filed with the Securities and Exchange Commission (“SEC”) and is not subject to a request for confidential treatment made to the SEC or any other government agency or authority; or (iii) information that becomes, or has become, available to Executive from a source other than Cingular, SBC or BellSouth, provided that such source is not known by Executive to be bound by a confidentiality agreement or other obligation of confidentiality to Cingular or its representatives or Affiliated Companies. This definition shall not limit any definition of “confidential information” or any equivalent term under the Georgia Trade Secrets Act or any other state, local or federal law.

“Documents” means originals or copies of handbooks, manuals, policy statements, training materials, programs, reports, files, memoranda, client lists, mailing lists, correspondence, notes, notebooks, photographs, slides, overheads, audio or visual tapes, cassettes, or disks, and records maintained on computer or other electronic media, as well as any other documents provided by Cingular or acquired by Executive as a result of his/her employment with Cingular, and all copies thereof.

(2) Covenant Regarding Non-disclosure of Trade Secrets and Confidential Information. Executive covenants and agrees that during his employment and for a period of three (3) years immediately following his termination from employment with Cingular,

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Executive shall not, directly or indirectly, transmit or disclose, or threaten to transmit or disclose, any Trade Secrets or Confidential Information to any person and shall not make use, or threaten to make use, of any such Trade Secrets or Confidential Information, directly or indirectly, for himself or others, without the prior written consent of Cingular, except for a disclosure that is required by law or court order, in which case Executive shall provide Cingular prior written notice of each request for information subject to such requirement and an opportunity to contest such disclosure. However, to the extent that such information is a “Trade Secret”, this subparagraph is not intended to, and does not, limit the rights or remedies of Cingular, SBC or BellSouth thereunder and the time period for prohibition on disclosure or use of such information shall not expire after three (3) years but shall last until such information is no longer a Trade Secret.

(3) Effect of Disclosure. The Executive acknowledges that any disclosure to any third party of Trade Secrets or Confidential Information not expressly allowed by this Retention Agreement, as from time to time amended, is detrimental to Cingular. In the event that any Trade Secret or Confidential Information is disclosed by Executive intentionally or through negligence in violation of this Retention Agreement, Executive shall be immediately, directly and principally, liable with no limitation for any and all costs, claims and damages (including, but not limited to, special, indirect, incidental and consequential damages, and reasonable attorneys’ fees and costs of litigation) sustained by Cingular as a result of such disclosure or negligence. Executive acknowledges that any disclosure of Trade Secrets or Confidential Information in violation or breach of this Retention Agreement will result in irreparable injury to Cingular and that Cingular’s remedy at law for such a breach will be inadequate. Accordingly, Executive agrees and consents that Cingular, in addition to all other remedies available at law and in equity, shall be entitled to both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by Executive without necessity of posting bond.

Executive also agrees that the terms, amount and underlying facts reflected in this Retention Agreement and the existence of any potential claims shall be held strictly confidential by Executive. Executive further agrees that he shall not describe, characterize or disclose any such information in any manner whatsoever, directly or indirectly, orally or in writing, to anyone not a party to this Retention Agreement, except to the extent required by law. Executive may disclose the terms of this Retention Agreement to his spouse and to his attorneys, counselors, and financial advisors and Executive may disclose the terms of this Retention Agreement to an entity for the purpose of reviewing whether Executive’s proposed activities with that entity result in a violation of the provisions of Sections 3(d), (e) and (f) of this Retention Agreement.

(b) Nondisparagement. Executive also agrees that during the course of his employment and following his termination of employment with Cingular, Executive will not make, nor cause to be made any public statements, disclosures or publications which portray unfavorably, reflect adversely on, or are disparaging, derogatory or inimical to the best interests of, the Cingular, SBC, BellSouth, their affiliates,

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subsidiaries, directors, officers, employees and agents, past, present or future. Executive further agrees not to make any assertions that the Cingular, BellSouth or SBC or any of its employees were guilty of any violation of federal, state or local law, regulation or ordinance or breach of contract to anyone at anytime.

(c) Executive Cooperation. Executive agrees, in consideration of the above-described payments that, after his termination of employment with Cingular, he will cooperate with and assist Cingular by providing information relevant to matters as to which Executive gained knowledge while employed by Cingular and that, upon reasonable notice from Cingular, he will meet with Cingular’s attorneys and other representatives, appear at hearings, depositions, trials and other proceedings relating to such matters and cooperate with any litigation or claims involving the Cingular. Cingular shall reimburse Executive for all reasonable and necessary out-of-pocket expenses necessitated by his cooperation hereunder.

(d) Subsequent Employment with Competitors: During the period of his employment and for a period of one year after his employment terminates, Executive shall not, without the written consent of the Executive Vice President – Human Resources of Cingular and subject to the procedure for such consent contained below, directly or indirectly, provide Services for a competitor (whether as an employee, consultant, owner, partner, advisor, independent contractor, officer, director or otherwise) within the Territory. For this purpose, “Services” means information technology services, including Intranet and Internet capabilities, enterprise data center oversight, strategic information technology planning, information technology application development and network management and implementation. “Territory” shall mean the United States of America.

Executive has been employed by Cingular since February 26, 2001. Executive acknowledges that during the term of his employment in various capacities with the Company, Executive has gained access to confidential and proprietary information, trade secrets and matters of strategic importance that will continue beyond his employment with the Company. Executive has acquired knowledge of all aspects of its business, on a national and regional level, including but not limited to: wireless voice and data communications, business development, wireless operations, marketing, sales, market and product management, advertising, trade secrets, strategic planning, rate information, technology, information technology, including Intranet and Internet capabilities; enterprise data center supervision; strategic information technology planning; information technology application development and network management and implementation, network development; design; operations; technology; engineering and maintenance, and growth strategies and initiatives. Executive has acquired and possesses unique skills as a result of his employment with Cingular. The trade secrets with which Executive has been involved are critical to Cingular’s success. Disclosure of this information to a subsequent employer/competitor would be inevitable and inherent as part of Executive’s performance of services for such an employer. Executive agrees that the restrictions imposed on him under this Paragraph are reasonable and that less restrictive provisions are not feasible. Executive represents to Cingular that Executive’s

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education, training and experience are such that this covenant regarding subsequent employment with competitors will not jeopardize or significantly interfere with Executive’s ability to secure other gainful employment as Executive’s skills are transferable to and in demand in industries and markets outside the scope of this Retention Agreement. Executive further acknowledges that engaging in competition in violation of this Retention Agreement will result in immediate and irreparable harm to Cingular, SBC, BellSouth and/or their respective subsidiaries, for which there will be no adequate remedy at law, and that Cingular, SBC, BellSouth or such subsidiary thereof will be entitled to equitable relief to restrain Executive from violating the terms of this Section, in addition to any other remedies available to Cingular, SBC, BellSouth or such subsidiary thereof.

Executive may submit a description of any proposed activity in writing to the Cingular’s Executive Vice President – Human Resources and the Cingular shall use its best efforts to advise Executive in writing within a reasonable period of time as to whether such proposed activity would constitute engaging in competition in violation of this Retention Agreement.

(e) Hiring or Solicitation of Employees: During the period of his employment and one year after his termination of employment with Cingular, Executive will not, directly or indirectly, induce or solicit any employee of Cingular, BellSouth or SBC to leave the employ of these companies, or recruit or attempt to recruit such persons to accept employment with another business; provided, however, that this restriction shall apply only to employees of these companies with whom Executive had material contact within one year prior to his termination of employment with Cingular. However, Executive may offer employment on behalf of himself or on behalf of any company or entity to any such employee who terminated his or his employment without any inducement or attempted inducement or solicitation by Executive. Executive further acknowledges that engaging in solicitation of Cingular employees in violation of this Retention Agreement will result in immediate and irreparable harm to Cingular, SBC, BellSouth and/or their respective subsidiaries, for which there will be no adequate remedy at law, and that Cingular, SBC, BellSouth or such subsidiary thereof will be entitled to equitable relief to restrain Executive from violating the terms of this Paragraph, in addition to any other remedies available to Cingular, SBC, BellSouth or such subsidiary thereof.

(f) Solicitation of Customers: In consideration of the compensation and benefits being paid by Cingular to Executive hereunder, Executive hereby agrees that, during the period of his employment with Cingular and for a period of one (1) year after the date of his termination of employment, Executive shall not, directly or indirectly, on behalf of himself or of anyone other than the Cingular, solicit or attempt to solicit for the purpose of providing wireless telecommunications (voice and data) products or services of the type provided by Cingular, BellSouth or SBC, any customer of Cingular, BellSouth or SBC whom Executive actively solicited or with whom Executive worked or otherwise had material contact in the course of Executive’s employment with Cingular. Executive agrees to exercise his best efforts to prevent any of the activities listed in this Section from occurring. For purposes of this Section, the term “customer” shall include

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retailers and end users who buy Cingular products or services. Also for purposes of this Section, “material contact” occurs when (i) Executive had business dealings with the customer on Cingular’s behalf; (ii) Executive was responsible for supervising or coordinating the dealings between the customer and Cingular; or (iii) Executive obtained Trade Secrets or Confidential Information about the customer as a result of Executive’s association with Cingular. Executive further acknowledges that engaging in the solicitation of customers in violation of this Retention Agreement will result in immediate and irreparable harm to Cingular, BellSouth and SBC and/or their respective subsidiaries, for which there will be no adequate remedy at law. Accordingly, Executive agrees and consents that Cingular, in addition to all other remedies available at law and in equity, shall be entitled to both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by Executive without necessity of posting bond.

(g) General Information Applicable to the Agreement and the Covenants in Section 3: It is the intention of the parties to restrict Executive’s activities only to the extent necessary for the protection of Cingular’s legitimate business interests. To the extent that any covenant set forth in this Section 3 shall be determined to be invalid or unenforceable in any respect or to any extent, this covenant shall not be rendered invalid but instead shall be automatically amended for such lesser term or to such lesser extent, or in such other degree, as may grant Cingular the maximum protection and restrictions on Executive’s activities permitted by applicable law in such circumstances.

Executive further acknowledges that a violation of any of the covenants contained in this Retention Agreement will result in immediate and irreparable harm to Cingular, SBC, BellSouth and/or their respective subsidiaries, for which there will be no adequate remedy at law, and that Cingular, SBC, BellSouth or such subsidiary thereof will be entitled to equitable relief to restrain Executive from violating the terms of this Section, in addition to any other remedies available to Cingular, SBC, BellSouth or such subsidiary thereof. If Cingular incurs expenses to retain attorneys to enforce this Agreement, then in addition to and in lieu of Cingular’s other rights, Executive promises and agrees to pay all costs, court fees and expenses of enforcement, including actual attorney’s fees, incurred by Cingular to enforce this Agreement, whether or not litigation is commenced.

If it is determined that Executive has violated this Agreement, including any of the covenants contained in this Section 3, Executive agrees to repay the amount of the Retention Payment in addition to any other remedies available to Cingular.

SECTION 4. GENERAL PROVISIONS Executive acknowledges and agrees that all post-employment obligations contained in this Agreement continue in full force and effect whether his employment terminates with or without Cause by Executive or Cingular, or any terms or conditions of Executive’s employment change. Cingular’s failure to exercise any of its rights to enforce the provisions of this Agreement shall not be affected by the existence or non-existence, of any other similar agreement for any

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other person employed by Cingular, or by Cingular’s failure to exercise any of its rights under this agreement or any other similar agreement. Cingular’s failure to exercise any of its rights in the event Executive breaches any promise in this Agreement shall not be construed as a waiver of such breach or prevent Cingular from later enforcing strict compliance with any and all promises in this Agreement, including the covenants contained in Section 3.

SECTION 5. SEVERABILITY If any one or more provisions contained in this Agreement or in the application thereof shall be held to be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this agreement shall not in any way be affected or impaired.

SECTION 6. HEADINGS The headings and sub-headings of this Agreement have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

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SECTION 7. GOVERNING LAW This Agreement shall be construed under and governed by the laws of the State of Georgia.

By signing below, both Executive and Cingular’s representative acknowledge that they have read, understand and agree to be bound by the terms and conditions set forth in this Agreement.

Cingular Wireless		Executive

By:	/s/ Rickford D. Bradley	By:	/s/ F. Thaddeus Arroyo

Title:	Executive VP — HR

Date:	February 21, 2005	Date: February 21, 2005

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EXHIBIT A

GENERAL RELEASE AND AGREEMENT
(This Document Accompanies the Agreement Signed by Executive on
                                        (date))

[Must be returned prior to receipt of the Retention Payment and/or the Severance Payment]

As consideration for the benefits extended to Executive under the terms of the Agreement and this General Release and Agreement (the “Release”), benefits to which Executive acknowledges that Executive would not otherwise be entitled, Executive agrees for Executive, Executive’s heirs, executors, administrators, successors, and assigns to forever waive, release and discharge the “Released Parties” from any and all claims, debts, promises, agreements, demands, causes of action, losses and expenses of every nature whatsoever known or unknown, suspected or unsuspected, filed or unfiled, arising out of or in connection with Executive’s employment by and termination from the Company prior to the execution of this Release. Released Parties shall mean the Company, its parents, owners, affiliates, and subsidiaries (including BellSouth and SBC), as well as their officers, directors, managers, strategic review committees, agents, benefit plans, benefit plan administrators, successors, assigns, and employees, both current and former.

This total Release includes, but is not limited to breach of contract (express or implied) including breach of the implied covenant of good faith and fair dealing; intentional infliction of emotional harm; wrongful discharge; violation of public policy, defamation; invasion of privacy, impairment of economic opportunity; negligent infliction of emotional distress; retaliatory termination (including whistle-blowing) or any other tort; any claims for punitive, compensatory, and retaliatory discharge damages, back or front pay claims and fringe benefits; attorney’s fees; the Civil Rights Act of 1866, 42 U.S.C. section 1981, as amended; Title VII of the Civil Rights Act of 1964, 42 U.S.C. section 2000(e) et seq., as amended; the Age Discrimination in Employment Act of 1967, 29 U.S.C. section 621 et seq., as amended; the Rehabilitation Act of 1973, 29 U.S.C. section 701, et seq., as amended; the Older Workers’ Benefit Protection Act, 42 U.S.C. section 621 et seq., the Americans with Disabilities Act of 1990, 42 U.S.C. section 12101 et seq., as amended; the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the False Claims Act, 31 U.S.C. section 3729, et seq., as amended, or any other federal, state, or municipal statute, regulation or ordinance or common law claim relating to discrimination in employment or otherwise regulating the employment relationship, or regulating the health or safety of the work place. This Release does not prohibit Executive from pursuing claims or rights that may arise based on events that occur after the effective date of this Release. Executive covenants and agrees not to file a lawsuit or other claim relating to any of the claims, rights or matters released in this Release and he hereby waives any and all monetary and other relief that is or could be obtained by or through any government agency in connection with such claims,

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rights or matters. Executive understands that this covenant not to sue does not prohibit Executive from cooperating with a government agency.

Executive is entitled to review and consider this Release for Twenty-two (22) calendar days following the date of receipt of the Release (the “Receipt Date”) before signing and returning this Release to the Company. If Executive does not accept the terms of this Release in writing and the executed Release is not received by the Company within twenty-two (22) days following the Receipt Date, the consideration described in the Retention Agreement will not be paid to Executive.

For a period of seven (7) calendar days following the date of Executive’s execution of this Release, Executive may revoke this Release (“Revocation Period”). Executive may revoke this Release only by giving the Company formal, written notice of Executive’s revocation, to be received by 5:00 p.m. Eastern Time on the seventh (7th) day following Executive’s execution of this Release. This Release shall not become effective in any respect until the Revocation Period has expired without proper notice of revocation. Executive agrees that if he ever attempts to rescind, revoke or annul this Release after the seven-day revocation period or if he attempts at any time to make, assert or prosecute any claim(s) covered by the Release and covenant not to sue contained above, he will, prior to filing or instituting such claim(s), return to Company any and all payments already received by him under the Retention Agreement and this Release, and, if Company prevails in defending the enforceability of any portion of the Release or in defending itself against any such claim brought by Executive, he will pay Company’s attorney’s fees and costs incurred in defending itself against the claim(s) and/or the attempted revocation, rescission or annulment. Notwithstanding the foregoing, any claim made by Executive expressly under the Age Discrimination in Employment Act of 1967 or the Older Worker Benefit Protection Act shall be exempted from the foregoing tender back and attorneys’ fee payment provisions. Nothing in this Release shall limit Company’s rights to seek and obtain other remedies for breach of this Release.

Executive warrants and represents to the Company as follows:

Executive has had ample time to review all of the provisions of this Release and fully understands it and the choices with respect to advisability of making the Release provided herein.

Executive has been advised and hereby is advised by the Company in writing to review all of the provisions of this Release with independent legal counsel and other advisors, and has had the opportunity to pursue such a review.

Executive acknowledges that Executive has entered into this Release by Executive’s free will and choice without any compulsion, duress, or undue influence from anyone.

Executive does not have any actions pending against the Company and/or the subsidiaries, related companies, parents, owners, successors and assigns, officers, directors, agents, employees and former employees of any company named herein,

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that address claims that are released under the terms of this Release, and that no such claims will be filed during the Revocation Period of this Release without proper notification of Executive’s revocation of this Release.

Name (Printed)

Signature

Date

Company Representative

Date Received by Company

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